As filed with the Securities and Exchange Commission on August 9, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Catabasis Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	26-3687168
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

100 High Street 28th Floor Boston, Massachusetts	02110
(Address of Principal Executive Offices)	(Zip Code)

Amended and Restated 2015 Stock Incentive Plan

2015 Employee Stock Purchase Plan

(Full Title of the Plan)

Benjamin Harshbarger

Chief Legal Officer
100 High Street

28th Floor
Boston, Massachusetts 02110

(Name and Address of Agent For Service)

(617) 349-1971

(Telephone Number, Including Area Code, of Agent For Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.001 par value per share	6,036,470 shares	$1.53(2)	$9,235,799.10	$1,007.63

(1)	In accordance with Rule 416 under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, as amended, and based upon the average of the high and low prices of the Registrant’s Common Stock as reported on The Nasdaq Global Market on August 6, 2021.

Statement of Incorporation by Reference

This Registration Statement on Form S-8, relating to the Amended and Restated 2015 Stock Incentive Plan and the 2015 Employee Stock Purchase Plan of Catabasis Pharmaceuticals, Inc. (the “Registrant”), is being filed for the purpose of registering additional securities of the same class as other securities for which a Registration Statement on Form S-8 has previously been filed and is effective. Accordingly, this Registration Statement incorporates by reference the contents of:

•	the Registration Statement on Form S-8, File No. 333-206394, filed with the Securities and Exchange Commission on August 14, 2015 by the Registrant, relating to the Registrant’s Amended and Restated 2008 Equity Incentive Plan, 2015 Stock Incentive Plan and 2015 Employee Stock Purchase Plan,

•	the Registration Statement on Form S-8, File No. 333-210229, filed with the Securities and Exchange Commission on March 16, 2016 by the Registrant, relating to the Registrant’s 2015 Stock Incentive Plan and 2015 Employee Stock Purchase Plan,

•	the Registration Statement on Form S-8, File No. 333-216793, filed with the Securities and Exchange Commission on March 17, 2017 by the Registrant, relating to the Registrant’s 2015 Stock Incentive Plan and 2015 Employee Stock Purchase Plan,

•	the Registration Statement on Form S-8, File No. 333-223721, filed with the Securities and Exchange Commission on March 16, 2018 by the Registrant, relating to the Registrant’s 2015 Stock Incentive Plan and 2015 Employee Stock Purchase Plan,

•	the Registration Statement on Form S-8, File No. 333- 229643, filed with the Securities and Exchange Commission on February 13, 2019 by the Registrant, relating to the Registrant’s Amended and Restated 2015 Stock Incentive Plan and 2015 Employee Stock Purchase Plan, and

•	the Registration Statement on Form S-8, File No. 333-239114, filed with the Securities and Exchange Commission on June 12, 2020 by the Registrant, relating to the Registrant’s Amended and Restated 2015 Stock Incentive Plan and 2015 Employee Stock Purchase Plan, except in each case for Item 8, Exhibits.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

EXHIBIT INDEX

		Incorporated by Reference
Exhibit Number	Description of Exhibit	Form	File Number	Date of Filing	Exhibit Number	Filed Herewith
4.1	Restated Certificate of Incorporation of the Registrant	8-K	001-37467	July 1, 2015	3.1

4.2	Certificate of Amendment to Restated Certificate of Incorporation of the Registrant	8-K	001-37467	December 31, 2018	3.1

4.3	Certificate of Designation of Preferences, Rights and Limitations of Series X Convertible Preferred Stock	8-K	001-37467	January 29, 2021	3.1

4.4	Amended and Restated By-Laws of the Registrant	8-K	001-37467	July 1, 2015	3.2

5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP, counsel to the Registrant					X

23.1	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in Exhibit 5.1)					X

23.2	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm					X

24.1	Power of attorney (included on the signature pages of this registration statement)					X

99.1	Amended and Restated 2015 Stock Incentive Plan	8-K	001-37467	June 2, 2021

99.2	2015 Employee Stock Purchase Plan	S-1	333-204144	June 3, 2015

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Boston, Commonwealth of Massachusetts, on this 9th day of August, 2021.

CATABASIS PHARMACEUTICALS, INC.

By:	/s/ Jill C. Milne
Jill C. Milne, Ph.D.
President and Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of Catabasis Pharmaceuticals, Inc., hereby severally constitute and appoint Jill C. Milne, Ph.D., Benjamin Harshbarger and Noah C. Clauser , and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Catabasis Pharmaceuticals, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto. Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jill C. Milne, Ph.D.	President and Chief Executive Officer and Director	August 9, 2021
Jill C. Milne, Ph.D.	(Principal Executive Officer)

/s/ Noah C. Clauser	Chief Financial Officer	August 9, 2021
Noah C. Clauser	(Principal Financial Officer and Principal Accounting Officer)

/s/ Kenneth Bate	Chairman of the Board of Directors	August 9, 2021
Kenneth Bate

/s/ Joanne T. Beck, Ph.D.	Director	August 9, 2021
Joanne T. Beck, Ph.D.

/s/ Fred Callori	Director	August 9, 2021
Fred Callori

/s/ Hugh Cole	Director	August 9, 2021
Hugh Cole

/s/ Michael Kishbauch	Director	August 9, 2021
Michael Kishbauch

/s/ Gregg Lapointe	Director	August 9, 2021
Gregg Lapointe

/s/ Jonathan Violin	Director	August 9, 2021
Jonathan Violin